EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Electronic Clearing House (ECHO) Announces
Fourth Quarter and Fiscal Year 2007 Results

Camarillo, Calif., December 14, 2007 – Electronic Clearing House, Inc. (NASDAQ: ECHO), a leading provider of electronic payment and transaction processing services, today reported financial and operating results for the three months and fiscal year ended September 30, 2007.

Fiscal 2007 Highlights:

Financial highlights for fiscal 2007 as compared to fiscal 2006 are as follows:

▪	Total revenue increased 2.1% to $76.9 million
▪	Gross margin from processing and transaction revenue decreased to 29.6% from 33.5%
▪	Operating loss was $5.1 million compared with operating income of $4.2 million, due mainly to $5.1 million of one-time expenses
▪
Net loss of $2.4 million or $0.35 per diluted share; non-GAAP pro forma income (excluding legal settlements and fees, merger related costs and severance costs totaling $5.1 million) of approximately $0.7 million

▪	Strengthened merchant portfolio
▪	Added 4 new technology partnerships
▪	Increased total number of bank relationships participating in agent bank program by 12

“In spite of the many challenges we faced throughout 2007, we moved forward a number of our key strategic initiatives,” said Chuck Harris, Chief Executive Officer of Electronic Clearing House, Inc. “We closed the year with a stronger merchant portfolio, four new technology partnerships, twelve new agent bank partnerships and a solid new business pipeline.”

Fourth Quarter Fiscal 2007 Highlights:

Financial highlights for the fourth quarter of fiscal 2007 as compared to the same period last year are as follows:

▪	Total revenue decreased 4.2% to $18.5 million
▪	Gross margin from processing and transaction revenue was 27.2% for the current quarter as compared to 34.1% for the prior year period
▪	Operating loss was $835,000 compared with operating income of $527,000 for the prior year period

Electronic Clearing House, Inc.

▪	Net loss per diluted share was $0.02 as compared to net income per diluted share of $0.04 for the prior year period
▪	Bankcard and transaction processing revenue increased 6.0% to $15.5 million
▪	Bankcard processing volume increased 7.3% to $484.5 million
▪	Check-related products revenue decreased 35.8% to $3.0 million
▪	ACH transactions decreased 42.5% to 5.7 million transactions

Fiscal Year 2007 Financial Results

Revenue
Total revenue for fiscal year 2007 increased 2.1% to $76.9 million compared with $75.3 million for fiscal year 2006.  Bankcard and transaction processing revenue increased 9.8% to $62.6 million from $57.0 million for fiscal 2006 due primarily to additional credit card processing volume related to organic growth from existing merchants and the results of new marketing initiatives.  This increase was offset by a decrease in check-related products revenue of 22.0%, to $14.3 million for fiscal 2007 from $18.3 million for fiscal 2006, which primarily reflects the elimination of Internet wallet merchants and the discontinuation of services to several merchant categories that management determined were carrying unacceptable levels of business or financial risk.

Gross Margin
Gross margin decreased to 29.6% for fiscal 2007 from 33.5% for fiscal 2006, due primarily to several high volume merchants that contributed slightly lower margin and the decrease in check-related revenue and the decline in Internet wallet transactions.

Expenses
Total operating expenses increased 15.2% to $82.0 million for fiscal 2007 as compared with $71.2 million for fiscal 2006.  Included in total operating expenses for fiscal 2007 are approximately $5.1 million of expenses for legal settlements and fees, merger related costs and severance costs.

Operating Loss
Operating loss for fiscal 2007 was $5.1 million as compared with operating income of $4.2 million for fiscal 2006.

Income Tax Benefit
Our effective tax rate was a benefit of 49.2% for fiscal 2007, as compared to a provision of 46.7% for fiscal 2006. The difference was primarily due to the Company having a loss before income taxes for the year ended September 30, 2007 as compared to income before taxes for the corresponding prior year period.  The Company also, based upon a study conducted during the year ended September 30, 2007, recorded certain research and development tax credits for fiscal years ended September 30, 2003 through 2007.  These tax credits resulted in an income tax benefit of $0.8 million for the year ended September 30, 2007.

Net Loss
Net loss was $2.4 million or $0.35 per diluted share for fiscal 2007 as compared with net income of $2.3 million or $0.33 per diluted share for fiscal 2006. Net of legal settlements and fees, merger related costs and severance costs totaling $5.1 million, ECHO reported non-GAAP pro forma income of approximately $0.7 million for fiscal 2007, as compared with non-GAAP pro forma income of $3.3 million for fiscal 2006.  The reconciliation from the Company’s reported net loss to its non-GAAP pro forma income (excluding specified expenses) is as follows:

Electronic Clearing House, Inc.

	Year Ended
	September 30,
	2007	2006

GAAP net income	$(2,381,000)	$2,317,000

Reconciling items:
Severance costs	1,031,000	-0-
Legal settlement costs	3,180,000	1,261,000
Merger costs	934,000	348,000

Total non-GAAP adjustments	5,145,000	1,609,000

Income tax effect of 39.6% on reconciling items:	(2,037,000)	(637,000)

Non-GAAP pro forma income	$727,000	$3,289,000

Fourth Quarter Fiscal 2007 Financial Results

Revenue
Total revenue for the fourth quarter of fiscal 2007 was $18.5 million compared with $19.3 million for the same period last year.  Bankcard and transaction processing revenue increased 6.0% to $15.5 million from $14.6 million for the fourth quarter of fiscal 2006 due primarily to additional credit card processing volume related to organic growth from existing merchants and the results of new marketing initiatives.  This increase was offset by a decrease in check-related products revenue of 35.8%, to $3.0 million for the fourth quarter of fiscal 2007 from $4.7 million for the fourth quarter of fiscal 2006, which primarily reflects the elimination of Internet wallet merchants and the discontinuation of services to several merchant categories that management determined were carrying unacceptable levels of business or financial risk.

Gross Margin
Gross margin decreased to 27.2% for the fourth quarter of fiscal 2007 from 34.1% for the same period last year, due primarily to several high volume merchants that contributed slightly lower margin and the 35.8% decrease in check-related revenue due mainly to the wind-down of the higher margin Internet wallet business.

Expenses
Total operating expenses increased 3.0% to $19.3 million for the fourth quarter of fiscal 2007 as compared with $18.8 million for the fourth quarter of fiscal 2006, and include $44,000 in legal settlement fees.

Operating Loss
Operating loss for the fourth quarter of fiscal 2007 was $835,000 as compared with operating income of $527,000 for the same period last year.

Income Tax Benefit
The effective tax rate for the fourth quarter ended September 30, 2007 was a benefit of 84.7% as compared to a provision of 53.0% for the corresponding prior year period. The difference was primarily due to the Company having a loss before income taxes for the quarter ended September 30, 2007 as compared to income before taxes for the corresponding prior year period. The Company also, based upon a study conducted during the year ended September 30, 2007, recorded certain research and development tax credits during the fourth quarter for the fiscal years ended September 30, 2003 through 2007. These tax credits resulted in an income tax benefit of $0.3 million for the quarter ended September 30, 2007.

Electronic Clearing House, Inc.

Net Loss
Net loss was $113,000 or $0.02 per diluted share for the fourth quarter of fiscal 2007 as compared with net income of $291,000 or $0.04 per diluted share for the same period last year.

Balance Sheet Summary

ECHO's balance sheet remained strong as of September 30, 2007, with $10.8 million in cash and cash equivalents, $1.2 million in restricted cash, $10.1 million in working capital, $834,000 in long-term debt, and $22.5 million in stockholders' equity.

Outlook

ECHO currently expects total revenue for fiscal year 2008 will increase by 10% from total revenue of $76.9 million for fiscal year 2007. The Company currently plans to increase spending by approximately $1.6 million for product and IT enhancements during fiscal 2008.

Conference Call and Webcast

ECHO will host a conference call today at 1:30 p.m. PST (4:30 p.m. EST) to discuss its fiscal 2007 financial results.  Joining Chuck Harris, Chief Executive Officer, will be Alice Cheung, Chief Financial Officer.

To participate in the conference call, please dial 800-218-0713 (or 303-262-2140 for international callers) at least five to ten minutes prior to the scheduled conference call time.  There is no passcode required for this call.

If you are unable to participate in the live conference call, a replay will be available through December 28, 2007. To access the replay dial 800-405-2236 (or 303-590-3000 for international callers) and enter the conference ID number 11104347.

This conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of ECHO's website at www.echo-inc.com. For those unable to participate during the live broadcast, a replay will be available on ECHO's website for 90 days.

About Electronic Clearing House, Inc. (ECHO)

A merchant account with ECHO (www.echo-inc.com) provides a fully integrated payment processing suite, including credit card processing, electronic check conversion (ECC), eChecks (ACH), check guarantee, check verification, check collection, and debit cards.  Merchants nationwide benefit from ECHO’s wide ranging payment services available through the Company’s dedicated sales force or through channels that include technology partnerships, banks, collection agencies and other acquiring entities.

Electronic Clearing House, Inc.

Non-GAAP Presentation

To supplement the consolidated financial information presented on a GAAP basis, management has provided non-GAAP pro forma income that excludes specified expenses. The Company believes that this non-GAAP financial information provides investors with insight into what is used by management to conduct a more meaningful and consistent comparison of the Company's ongoing operating results and trends, compared with historical results. The non-GAAP presentation used by the Company is not a measure of performance under accounting principles generally accepted in the United States and should not be considered an alternative to GAAP net income (loss) or other GAAP figures as an indicator of the Company's financial performance or liquidity.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Any statements set forth above that are not historical facts are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Examples of forward-looking statements included in this press release include statements regarding the Company’s strategy, financial performance, revenue sources and anticipated expenditures. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Specifically, the Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth , in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007, and in other reports filed by the Company from time to time with the Securities and Exchange Commission.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

- financial statements to follow     -

ELECTRONIC CLEARING HOUSE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,
	2007	2006

ASSETS

Current assets:
Cash and cash equivalents	$10,752,000	$11,604,000
Restricted cash	1,168,000	1,594,000
Settlement deposits and funds held in trust	4,588,000	23,282,000
Settlement receivables less allowance of $58,000 and $16,000	1,163,000	1,499,000
Accounts receivable less allowance of $321,000 and $392,000	3,322,000	2,914,000
Prepaid expenses and other assets	522,000	494,000
Deferred tax asset	425,000	506,000
Total current assets	21,940,000	41,893,000

Noncurrent assets:
Property and equipment, net	2,444,000	2,521,000
Software, net	10,535,000	10,340,000
Other assets, net	215,000	253,000

Total assets	$35,134,000	$55,007,000

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term borrowings and current portion of long-term debt	$493,000	$291,000
Accounts payable	657,000	352,000
Accrued expenses	1,989,000	1,643,000
Accrued professional fees	902,000	614,000
Settlement payable and trust payable	5,751,000	24,781,000
Accrued compensation expenses	2,028,000	1,670,000
Total current liabilities	11,820,000	29,351,000

Noncurrent liabilities:
Long-term debt, net of current portion	834,000	448,000
Deferred tax liability	-0-	2,922,000
Total liabilities	12,654,000	32,721,000

Commitments and contingencies
Stockholders' equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, none outstanding at September 30, 207 and September 30, 2006	-0-	-0-
Common stock, $.01 par value, 36,000,000 shares authorized; 7,056,848 and 6,839,333 shares issued, 7,018,579 and 6,801,064 shares outstanding, respectively	70,000	68,000
Additional paid-in capital	29,923,000	27,350,000
Accumulated deficit	(7,047,000)	(4,666,000)
Less treasury stock at cost, 38,269 and 38,269 common shares	(466,000)	(466,000)

Total stockholders' equity	22,480,000	22,286,000

Total liabilities and stockholders' equity	$35,134,000	$55,007,000

ELECTRONIC CLEARING HOUSE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months		Twelve Months
	Ended September 30		Ended September 30,
	2007	2006	2007	2006

REVENUES:	$18,483,000	$19,288,000	$76,884,000	$75,311,000

COSTS AND EXPENSES:
Processing and transaction expense	13,457,000	12,715,000	54,158,000	50,072,000
Other operating costs	1,692,000	1,509,000	6,523,000	5,775,000
Research and development expense	520,000	350,000	2,134,000	1,539,000
Selling, general and administrative expenses	3,759,000	3,839,000	14,036,000	12,162,000
Legal settlements and fees	44,000	-0-	3,180,000	1,261,000
Merger related costs	-0-	348,000	934,000	348,000
Severance costs	(154,000)	-0-	1,031,000	-0-

	19,318,000	18,761,000	81,996,000	71,157,000

(Loss) income from operations	(835,000)	527,000	(5,112,000)	4,154,000

Interest income	118,000	116,000	488,000	289,000
Interest expense	(23,000)	(24,000)	(66,000)	(92,000)

(Loss) income before tax benefit (provision)	(740,000)	619,000	(4,690,000)	4,351,000

Benefit (provision) for income taxes	627,000	(328,000)	2,309,000	(2,034,000)

Net (loss) income	$(113,000)	$291,000	$(2,381,000)	$2,317,000

Basic net (loss) earnings per share	$(0.02)	$0.04	$(0.35)	$0.35

Diluted net (loss) earnings per share	$(0.02)	$0.04	$(0.35)	$0.33

Weighted average shares outstanding
Basic	6,789,788	6,663,404	6,747,092	6,613,541
Diluted	6,789,788	7,213,438	6,747,092	7,004,557

ELECTRONIC CLEARING HOUSE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Year ended September 30,
	2007	2006
Cash flows from operating activities:
Net (loss) income	$(2,381,000)	$2,317,000
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Loss on sale of assets	324,000	84,000
Depreciation	978,000	891,000
Amortization of software and other intangibles	3,524,000	2,617,000
Provisions for losses on accounts and notes receivable	311,000	380,000
Provision for obsolete inventory	-0-	-0-
Deferred income taxes	(2,841,000)	1,598,000
Stock-based compensation	1,627,000	1,383,000
Tax benefit from exercise of stock option	-0-	-0-
Excess tax benefit from stock-based compensation	(139,000)	(234,000)
Changes in assets and liabilities:
Restricted cash	426,000	(146,000)
Settlement deposits and funds held in trust	18,694,000	(6,188,000)
Accounts receivable	(668,000)	(882,000)
Settlement receivables	285,000	(612,000)
Settlement payable and trust payable	(19,030,000)	6,809,000
Accrued compensation expenses	329,000	789,000
Accounts payable	305,000	47,000
Accrued professional fees	288,000	117,000
Accrued expenses	485,000	788,000
Prepaid expenses	(28,000)	(109,000)

Net cash provided by operating activities	2,489,000	9,649,000

Cash flows from investing activities:
Other assets	-0-	3,000
Purchase of equipment	(948,000)	(1,084,000)
Purchased and capitalized software	(3,958,000)	(4,116,000)

Net cash used in investing activities	(4,906,000)	(5,197,000)

Cash flows from financing activities:
Proceeds from issuance of notes payable	932,000	-0-
Repayment of notes payable	(344,000)	(282,000)
Repayment of capitalized leases	-0-	(112,000)
Proceeds from exercise of stock options	838,000	580,000
Excess tax benefit from stock-based compensation	139,000	234,000

Net cash provided by financing activities	1,565,000	420,000

Net (decrease) increase in cash	(852,000)	4,872,000
Cash and cash equivalents at beginning of period	11,604,000	6,732,000

Cash and cash equivalents at end of period	$10,752,000	$11,604,000

Contact:

Electronic Clearing House, Inc.	Financial Profiles, Inc.
Donna Rehman, 805-419-8533	Moira Conlon, 310-277-4711
E-mail: drehman@echo-inc.com	E-mail: mconlon@finprofiles.com

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